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                                                                    EXHIBIT 23.4



                         CONSENT OF NOMINEE FOR DIRECTOR

         The undersigned understands that Bakers Footwear Group, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

         The undersigned hereby consents to be named as a director nominee in the Company's Registration Statement on Form S-1 and to serve as a director of the Company if elected or appointed.



                                                   /s/  Michele A. Bergerac
                                                   -----------------------------
                                                   Michele A. Bergerac

                                                   Jan 29, 2004